                                                                     EXHIBIT 5.1

(HONIGMAN LOGO)

                                                                  (313) 465-7000
HONIGMAN MILLER SCHWARTZ AND COHN LLP                        FAX: (313) 465-8000
ATTORNEYS AND COUNSELORS                                        WWW.HONIGMAN.COM

                                January 11, 2007


United American Healthcare Corporation
300 River Place, Suite 4950
Detroit, MI 48207-5062

Ladies and Gentlemen:

     We have acted as counsel to United American Healthcare Corporation, a Michigan corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,149,999 shares of the Company's common stock, no par value per share ("Common Stock"), including 149,999 shares which are to be issued pursuant to the exercise of the Company's outstanding warrants that have been issued to the Selling Securityholders listed in the Registration Statement (the "Warrant Stock").

     Based on our examination of such documents and other matters as we deem relevant, it is our opinion that: the Common Stock covered by the Registration Statement and to be offered by the Selling Securityholders listed in the Registration Statement pursuant to the Registration Statement has been duly authorized; the Common Stock other than the Warrant Stock is legally issued, fully paid and nonassessable; and, when the Warrant Stock is issued and sold by the Company in accordance with the related warrant and warrant agreements, the Warrant Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn LLP

                                       HONIGMAN MILLER SCHWARTZ AND COHN LLP

JMK/RWV/RJK

     2290 FIRST NATIONAL BUILDING - 660 WOODWARD AVENUE - DETROIT, MICHIGAN
                                   48226-3506
                       DETROIT - LANSING - OAKLAND COUNTY